UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2006
METROMEDIA INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5706	58-0971455

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Tower Point Drive, Charlotte, NC	28227

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      704) 321-7380

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Complaint filed on October 18, 2006
Complaint filed on October 20, 2006
Response for Expedited Proceedings filed on October 24, 2006

Item 1.02 Termination of a Material Definitive Agreement
      In connection with the previously announced proposed strategic sale of substantially all of the business interests of Metromedia International Group, Inc. (the “Company”) in the country of Georgia, certain stockholders of the Company have brought lawsuits against the Company and certain directors and officers of the Company, which lawsuits are described under Item 7.01 of this Current Report on Form 8-K, pursuant to which it has been alleged, among other things, that certain of the Company’s non-management directors (i.e., John Chalsty, Alan Greene, Leonard White, Clark Johnson, David Gale, and Wayne Henderson) have a conflict of interest arising out of incentive bonus agreements providing for a payment to each such director in the amount of $100,000 in connection with the consummation of the proposed strategic transaction. On October 23, 2006, following a discussion in which the directors reiterated their belief that the pending strategic transaction is in the best interests of the Company and its stockholders, and out of a desire to refute any suggestion of a conflict of interest arising from the payment of an incentive bonus to the individuals listed above, each director entitled to such a bonus waived any claim thereto and such bonus agreements have been rescinded.
Item 7.01. Regulation FD Disclosure
      A lawsuit was filed against the Company on October 18, 2006 in the Court of Chancery for the State of Delaware (the “Court”) by Esopus Creek Value LP (“Esopus”), a stockholder of the Company. The lawsuit generally seeks to enforce a Stipulation and Order of the Court, dated September 26, 2006, which has previously been reported by the Company on a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (“Commission”) on September 27, 2006, pursuant to which the Company has agreed to hold an annual meeting of stockholders on December 15, 2006 (the “Annual Meeting”). The lawsuit alleges that by entering into a letter of intent (the “LOI”) in respect of a preliminary offer received by the Company to acquire substantially all of the Company’s business interests in the country of Georgia, which proposed transaction has previously been reported by the Company on a Current Report on Form 8-K filed with the Commission on October 2, 2006, the Company intends to avoid holding the Annual Meeting. The complaint seeks injunctive relief. A copy of the October 18, 2006 complaint is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
      A second lawsuit was filed with the Court on October 20, 2006 by Esopus, Black Horse Capital, LP, Black Horse Capital (QP) LP and Black Horse Capital Offshore Ltd. against the Company and certain directors of the Company, including Mark S. Hauf (who is also the Company’s Chief Executive Officer), John Chalsty, Alan K. Greene, Leonard White, Clark A. Johnson, David Gale, Wayne Henderson, Stuart Subotnick and I. Martin Pompadur, and certain officers of the Company, including Harold F. Pyle, III, Bryce D. Elledge and Natalia Alexeeva. The lawsuit generally repeats the same allegations as the October 18, 2006 lawsuit and also alleges that in connection with the approval and execution of the LOI, the directors and officers of the Company have breached their fiduciary duties and have attempted to avoid a stockholder vote on the transactions contemplated by the LOI in violation of section 271 of the Delaware General Corporation Law. This complaint also seeks injunctive relief. A copy of the October 20, 2006 complaint is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

      The Company has reviewed the allegations contained in both complaints and believes that the lawsuits and allegations therein are without merit. The Company filed a response to the plaintiffs’ motions for expedited proceedings in the aforementioned lawsuits, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference. In its response, the Company asked the Court for prompt resolution to the plaintiffs’ claims to avoid possible irreparable harm to itself and its other stockholders and advised the Court, among other things, as follows:
•	To effectuate the transaction contemplated by the $480 million unsolicited offer from the buying consortium in the proposed strategic transaction, the Company intends to file a bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code, which will permit a court-supervised auction for the Company’s assets and enable the Company to complete the sale on the terms offered by the buying consortium — or on superior terms, if any are offered in the course of the auction — so long as the Bankruptcy Court finds it to be in the best interests of the Company.

•	The Company expects to use the approach outlined above because it is the only available option to take advantage of what the Company’s board of directors believes is an attractive offer for the Company’s assets, not, as the plaintiffs assert, to disenfranchise Company stockholders. The Company cannot issue the proxy and disclosure statements required to organize a stockholder vote on the sale under U.S. securities laws because it is has not timely filed periodic reports with the Commission. This is a result of the need to address significant complexities in the Company’s past activities and difficulties in reconciling present U.S. public company reporting obligations with operations conducted solely in foreign emerging markets.

•	In any event, the sale cannot be completed without a finding by the Bankruptcy Court that it is in the Company’s best interests, a determination that will be informed by input from any stockholder who desires to be heard.

•	The Company intends for the Annual Meeting to take place, and for an election of directors to be held, on December 15, 2006, as ordered by the Court, regardless of any bankruptcy filing or the execution of a definitive sale agreement.
      The Company intends to vigorously defend itself and its directors and officers against the plaintiffs’ claims. While the Company believes that the complaints are without merit, the outcome of these lawsuits cannot be predicted.
      Counsel to the parties in the aforementioned lawsuits had a telephonic conference call with the Court on Tuesday, October 24, 2006, in which the Court set November 22, 2006 as the date for a hearing on the plaintiffs’ motions for a preliminary injunction, the Company agreed to expedited proceedings and the Court indicated it will enter an order so providing upon joint submission by the parties of such an order.
      In addition, on October 6, 2006, the Company received a letter from Esopus that proposed two stockholder resolutions to be voted on at the Annual Meeting, one proposing to amend the by-laws of the Company to require a majority stockholder vote with respect to certain merger and asset sales, and the second proposing specifically to require a majority stockholder vote with respect to the transaction contemplated by the LOI.
      Certain statements above, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in any forward-looking statements. These forward-looking statements represent the Company’s judgment as of the date of this Current Report on Form 8-K. The Company is not under, and expressly disclaims any, obligation to update the information in this Current Report on Form 8-K for any future events.
Item 9.01. Financial Statements and Exhibits

99.1	Complaint filed on October 18, 2006 by Esopus Creek Value L.P. with the Chancery Court of the State of Delaware in re Esopus Creek Value L.P. v. Metromedia International Group, Inc., C.A. No. 2484.

99.2	Complaint filed on October 20, 2006 by Esopus Creek Value L.P. with the Chancery Court of the State of Delaware in re Esopus Creek Value L.P. et. al. v. Hauf et. al., CA. No. 2487.

99.3	Metromedia International Group’s Response to Plaintiff’s Motions for Expedited Proceedings, filed on October 24, 2006 by Metromedia International Group, Inc. with the Chancery Court of the State of Delaware in re Esopus Creek Value L.P. v. Metromedia International Group, Inc., C.A. No. 2484, and Esopus Creek Value L.P. et. al. v. Hauf et. al., CA. No. 2487.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROMEDIA INTERNATIONAL GROUP, INC.
By:	/S/ HAROLD F. PYLE, III
	Name:	Harold F. Pyle, III
	Title:	Executive Vice President Finance, Chief Financial Officer and Treasurer

Date: October 25, 2006
Charlotte, NC

INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Complaint filed on October 18, 2006 by Esopus Creek Value L.P. with the Chancery Court of the State of Delaware in re Esopus Creek Value L.P. v. Metromedia International Group, Inc., C.A. No. 2484.

99.2	Complaint filed on October 20, 2006 by Esopus Creek Value L.P. with the Chancery Court of the State of Delaware in re Esopus Creek Value L.P. et. al. v. Hauf et. al., CA. No. 2487.

99.3	Metromedia International Group’s Response to Plaintiff’s Motions for Expedited Proceedings, filed on October 24, 2006 by Metromedia International Group, Inc. with the Chancery Court of the State of Delaware in re Esopus Creek Value L.P. v. Metromedia International Group, Inc., C.A. No. 2484, and Esopus Creek Value L.P. et. al. v. Hauf et. al., CA. No. 2487.